                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  JANUARY 4, 1999 (NOVEMBER 30, 1998)
                                                   -----------------------------------



                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



   GEORGIA                       0-10853                         58-1458268
--------------------------------------------------------------------------------
(State or other             (Commission File                  (I.R.S. Employer
jurisdiction of                  Number)                     Identification No.)
incorporation)


40 NORTH MAIN STREET, STATESBORO, GEORGIA                                  30458
--------------------------------------------------------------------------------
(Address of principal executive offices                               (Zip Code)



Registrant's telephone number, including area code:  (912) 764-6611
                                                   -----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         Effective as of November 30, 1998, First Banking Company of Southeast Georgia (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Wayne Bancorp, Inc. ("Wayne"), pursuant to which Wayne will be merged with and into the Company (the "Merger"), with the Company surviving the Merger.

         In the Merger, each share of Wayne common stock (excluding shares held by Wayne or the Company or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding will be converted into and exchanged for the right to receive 1.57024 shares of Company common stock.

         Consummation of the Merger is subject to several conditions, including approval by the Wayne shareholders, effectiveness of the Company's registration statement regarding the shares of Company common stock to be issued in the Merger, confirmation that the transaction will be treated as a pooling of interests and other customary closing conditions. Management presently anticipates that the Merger will be consummated during the first quarter of 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits
                  --------

                  1 Agreement and Plan of Merger between the Company and Wayne dated as of November 30, 1998, with exhibits:

                           1.       Form of agreement of affiliates of Wayne.

                           2:       Form of Claims/Indemnification Letter

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FIRST BANKING COMPANY OF SOUTHEAST GEORGIA



                                      By:      /s/ James Eli Hodges
                                         --------------------------------------
                                               James Eli Hodges
                                               President


                                      Date:    January 4, 1998